Exhibit 2(k)(2)(a)

POWER OF ATTORNEY

The undersigned officers and the directors of IQ Dividend Advantage Fund Inc., S&P 500® GEAREDSM Fund Inc., IQ Dow 30 ARN Fund Inc., IQ Dow 10 Strategy Fund Inc., and IQ NASDAQ 100 ARN Fund Inc. (the “Funds”) (as such Fund may be renamed from time to time) hereby authorize Mitchell M. Cox, Christopher R. Yeagley, Donald C. Burke and Allan J. Oster, or any of them, as attorney-in-fact, to sign on his behalf, in the capacities indicated, any Registration statement or amendment thereto (including any pre-effective or post-effective amendments) for the Funds or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 22nd day of September, 2004.

/S/ ALAN BATKIN	/S/ WILLIAM RAINER
Alan Batkin, Director	William Rainer, Director

/S/ PAUL GLASSERMAN	/S/ DONALD C. BURKE
Paul Glasserman, Director	Donald C. Burke, Vice President and Treasurer

/S/ MITCHELL M. COX
Mitchell M. Cox, President